EXHIBIT 10.2

STONERIDGE, INC.

AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

2016 PERFORMANCE SHARES AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to ___________________ (“Grantee”) the right to receive, depending on continued service and Company performance, ________ Common Shares (the “Target Award”), without par value, of the Company (the “Performance Shares”), subject to the terms and conditions of this Agreement (the “Agreement”). As set forth below, the grant of the Performance Shares is comprised of three separate mutually exclusive parts, Target Award I, Target Award II and Target Award III.

1.          The Performance Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

2.          The right to receive the Performance Shares will be forfeited to the Company if the Grantee’s employment with the Company is terminated prior to March 4, 2019 except in the case of (i) retirement, (ii) death, (iii) Permanent Disability, (iv) Change in Control or (v) termination without cause, each as provided below.

If the employment of the Grantee is not terminated prior to March 4, 2019 the Performance Shares shall, subject to satisfaction of the performance criteria applicable to Target Awards II and III, be earned on March 4, 2019.

Special Provisions Applicable to Retirement.

Subject to the conditions below, in the case of retirement the Performance Shares granted with respect to:

(1)       Target Award I shall be earned on the date of retirement and a certificate or certificates representing Target Award I Performance Shares shall promptly be delivered to the Grantee, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned;

(2)       Target Award II shall be earned upon satisfaction of the performance criteria applicable to Target Award II, and a certificate or certificates representing Target Award II Performance Shares shall be delivered to the Grantee as promptly as practical after completion of the Peer Group Performance Period but in no event later than March 4, 2019;and

(3)       Target Award III shall be earned upon satisfaction of the performance criteria applicable to the Target Award III, and a certificate or certificates representing Target Award III Performance Shares shall be delivered to the Grantee as promptly as practical after completion of the EPS Performance Period but in no event later than March 4, 2019.

Only a Grantee who (i) is 63 or older on the date of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least three (3) months prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement shall be permitted to have his or her Performance Shares earned upon retirement.

If the employment of the Grantee is not terminated prior to March 4, 2019 (the “Performance Period”), the Performance Shares shall be earned in the amounts set forth below on March 4, 2019:

Target Award I             Time-Based Earning

Number of Shares That May be Earned                  ________

Target Award II           Company Performance Versus Peer Group Performance and Time-Based Earning

Depending on the achievement of the Company’s total shareholder return (“TSR”) (as defined below) as compared to the Peer Group’s TSR for the Company’s fiscal years 2016, 2017, and 2018 (the “Peer Group Performance Period”):

Quartile	Percentile	Shares Earned
1st	>75% - 100%	_______
2nd	>50% - <75%	_______
3rd	>25% - <50%	_______
4th	<25%	0

If the Company’s TSR for the Peer Group Performance Period is between the upper and lower percentiles within a quartile, per the above table, the number of shares earned shall be determined by interpolation between the corresponding percentiles as follows: the difference between the actual percentile performance and the lower percentile in the applicable quartile shall be divided by 0.25, the resulting fraction shall be multiplied by 50 and the resulting product, rounded to the nearest whole share, shall be added to the corresponding number of shares in the above table for the immediately lower quartile, with the sum being the total shares earned. If the Company’s TSR for the Peer Group Performance Period is exactly 50%, 75% or 100% of the Peer Group Performance then the number of shares earned shall be the maximum amount for the respective quartile in the above table, as applicable.

The Peer Group companies are: Actuant, Altra Industrial Motion, AVX, Barnes Group, Chart Industries, CIRCOR, Columbus McKinnon, Commercial Vehicle Group, CTS, Dorman Products, EnPro Industries, ESCO Technologies, Franklin Electric, Gentex, Gentherm, Graco, KEMET, Littlefuse, Lydall, Meritor, Methode Electronics, Modine Manufacturing, OSI Systems, Rogers, Shiloh Industries, Spartan Motors, Standard Motor Products, Superior Industries, Tower International and Wabash National. The Peer Group shall be subject to modification at the discretion of the Committee from time to time, when events warrant. The performance of the Peer Group companies shall not be weighted based on the size of the respective company.

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Total shareholder return for both the Company and the Peer Group companies shall be calculated by dividing: (i) the sum of (A) the cumulative amount of dividends for the Peer Group Performance Period, and (B) the difference between the respective company’s share price at the end of and the beginning of the Peer Group Performance Period; by (ii) the shares price at the beginning of the Peer Group Performance Period.

Target Award III           EPS Performance and Time-Based Earning

Depending on the Company’s cumulative earnings per share (“EPS”) (as defined below) for the Company’s fiscal years 2016, 2017, and 2018 (the “EPS Performance Period”):

EPS	Shares Earned
> $5.29	_______
> $4.07*	_______
> $2.85	_______
< $2.85	0

*Target threshold

If the Company’s EPS is between two EPS data points, per the above table, the number of shares earned shall be determined by interpolation between those data points as follows: the difference between the actual EPS and the lower data point shall be divided by the difference between the two data points, the resulting fraction shall be multiplied by the difference between the two corresponding numbers of shares in the above table and the resulting product, rounded to the nearest whole share, shall be added to the corresponding number of shares for the lower data point in the above table, with the sum being the total shares earned. If the Company’s EPS for the EPS Performance Period is exactly $5.29, $4.07, or $2.85 then the number of shares earned shall be the maximum amount for the respective EPS in the above table, as applicable.

The Company’s EPS for any fiscal year in the EPS Performance Period shall mean the Company’s aggregate fully diluted earnings per Common Share for that fiscal year calculated in accordance with generally accepted accounting principles, before extraordinary items, cumulative effects of changes in accounting principles, adjustments for goodwill impairments and the tax effect thereof, if any, as set forth on the audited consolidated financial statements of the Company for that fiscal year; provided, however, the impact of any acquisitions or divestitures that may occur during any fiscal year in the Performance Period be excluded from actual EPS and, at the Committee discretion, actual EPS may be adjusted to account for any significant, unusual or one-time expense or gain items that the Company could not have reasonably been expected to foresee.

3.          If earned, the Performance Shares for the respective Target Award will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Performance Shares as of the date the Performance Shares are earned.  The certificate or certificates representing the Performance Shares earned may, at the Company's discretion, be in uncertificated (electronic or book entry) form.

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4.          Notwithstanding the foregoing, in addition to earning the Performance Shares as set forth above, the Performance Shares shall be earned upon the occurrence of an event and in the amounts as described below.

Target Award I shall be earned and not be forfeited in the event of:

(a)          the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(b)          a Change in Control or Potential Change in Control of the Company; or

(c)          the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36.

A certificate or certificates representing the earned Performance Shares granted under Award I shall be delivered to the Grantee or the Grantee’s estate after the occurrence of an event described above as soon as practical, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

Target Award II shall be earned and not be forfeited in the event of:

(a)          the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Peer Group Performance Period divided by 36;

(b)          a Change in Control or Potential Change in Control of the Company; or

(c)          the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Peer Group Performance Period divided by 36.

In the event of the Grantee’s death, Permanent Disability or termination without cause the shares granted in Target Award II shall be earned in amounts (and subject to the 36 month pro rata earning provisions for death, Permanent Disability and termination without cause) in accordance with the Company’s TSR during the Peer Group Performance Period as determined under the metrics of Target Award II above. A certificate or certificates representing the earned Performance Shares under Target Award II shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after completion of the Peer Group but no in event later than March 4, 2019. In the event of a Change in Control or Potential Change in Control of the Company, Target Award II shall be earned in amounts which assume the Company’s TSR during the Peer Group Performance Period is equal to the 50th percentile of the Peer Group companies’ performance in that period. A certificate or certificates representing the earned Performance Shares under Target Award II shall be delivered to the Grantee as promptly as practical after the Change in Control or Potential Change in Control, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

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Target Award III shall be earned and not be forfeited in the event of:

(a)          the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the EPS Performance Period divided by 36;

(b)          a Change in Control of the Company; or

(c)          the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the EPS Performance Period divided by 36.

In the event of the Grantee’s death, Permanent Disability or termination without cause the Performance Shares granted under Target Award III shall be earned in amounts (and subject to the 36 month pro rata earning provisions for death, Permanent Disability and termination without cause) in accordance with the Company’s actual EPS for Performance Period for Target Award III. A certificate or certificates representing the earned Performance Shares under Target Award III shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after completion of the EPS Performance Period, but no in event later than March 4, 2019. In the event of a Change in Control of the Company, Target Award III shares shall be earned in amounts which assume the Company’s EPS satisfied the specified target thresholds. A certificate or certificates representing the earned Performance Shares under Target Award III shall be delivered to the Grantee as promptly as practical after the Change in Control or Potential Change in Control, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following, in which case such termination shall be deemed to be for “cause”:

The Grantee’s:

(a)          fraud;

(b)          misappropriation of funds from the Company;

(c)          commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

(d)          commission of a crime or act or series of acts involving moral turpitude;

(e)          commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

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(f)          willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;

(g)          material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or

(h)          failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.

Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections (f)-(h) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof. In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if:

(a)          the Company reduces the Grantee’s title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority on the date hereof;

(b)          the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

(c)          the Company reduces the Grantee’s annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the officers of the Company as a group), or materially reduces his group health, life, disability or other insurance programs, his pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes him from any plan, program or arrangement, including but not limited to bonus or incentive plans.

5.          On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Performance Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

6.          No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Performance Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with previously owned Common Shares or Performance Shares that have been earned. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

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7.         Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

8.         The laws of the State of Ohio govern this Agreement, the Plan and the Performance Shares granted hereby.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 4th day of March 2016.

STONERIDGE, INC.

By
Jonathan B. DeGaynor

The foregoing is hereby accepted.

{Grantee}

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